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               [Natwick Associates Appraisal Services Letterhead]



March 22, 2002


Consent of Expert


We consent to the inclusion, in Form S-4, of our Restricted Use Report dated February 13, 2002, as part of Lake Area Ethanol, LLC's Registration Statement on Form S-4, and to the reference to our firm therein.


NATWICK ASSOCIATES APPRAISAL SERVICES

/s/ Herman Natwick


HERMAN NATWICK, Certified General Appraiser, MN#: 4002956, ND#: 1150,
NE#: 9602079


/s/ James Natwick

JAMES NATWICK, Certified General Appraiser, MN#: 20078604, ND#: 1170, SD#: 787CG-200R